EXHIBIT 99.1

Interpace Announces Closing of $13 Million Second Tranche Acquisition

Financing from Ampersand Capital Partners

PARSIPPANY, NJ, Oct. 17, 2019 (GLOBE NEWSWIRE) — Interpace Diagnostics Group, Inc. (IDXG) announced today that it has closed on a $13 million Convertible Preferred Stock investment by Ampersand Capital Partners (Ampersand). This investment constitutes the second tranche of the overall $27 million Convertible Preferred Stock financing provided by Ampersand to Interpace in connection with the Company’s July 15, 2019 acquisition of the BioPharma Business of Cancer Genetics, Inc. (CGIX). The condition surrounding the second tranche financing was approved by Interpace shareholders which was obtained at the Annual Shareholder Meeting on October 10, 2019. Approximately $6 million of the second tranche financing is being used to pay down a note due to Cancer Genetics, subject to related contractual adjustments, in connection with the acquisition.

“We are excited to strengthen our partnership with Ampersand and to reinforce it through overwhelming support from our shareholders as we received approval for the second tranche financing”, stated Jack Stover, President & CEO of Interpace. He continued, “Ampersand is considered one of the leading private equity firms in the laboratory services space and the addition of the biopharma asset propels Interpace to the next level.”

About Interpace

Interpace is a leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Interpace’s Diagnostic Business is a fully integrated commercial and bioinformatics business unit that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN®for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT®for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR®for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary vs. metastatic origin. In addition, BarreGEN® for Barrett’s Esophagus, is currently in a clinical evaluation program whereby we gather information from physicians using BarreGEN® to assist us in positioning the product for full launch, partnering and potentially supporting reimbursement with payers.

Interpace’s Biopharma Business provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. The Biopharma Business also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

For more information, please visit Interpace’s website at www.interpacediagnostics.com.

About Ampersand Capital Partners

Founded in 1988, Ampersand is a middle market private equity firm dedicated to growth-oriented investments in the healthcare sector. With offices in Boston, MA and Amsterdam, Netherlands, Ampersand leverages a unique blend of private equity and operating experience to build value and drive superior long-term performance alongside its portfolio company management teams. Ampersand has helped build numerous market-leading companies across each of its core healthcare sectors, including Avista Pharma Solutions, Brammer Bio, Confluent Medical, Genewiz, Genoptix, Talecris Biotherapeutics, and Viracor-IBT Laboratories. Additional information about Ampersand is available at www.ampersandcapital.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to the fact that there is no assurance the acquisition of the BioPharma business of Cancer Genetics, Inc. will be successfully integrated with the Company, or that the potential benefits of the acquisition, including future revenues, will be successfully realized. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green

(646) 653-7030

jgreen@edisongroup.com